Exhibit 99.1

FOR IMMEDIATE RELEASE

Media Contact:	Investor Relations Contact:
Suzie Boland	Jay Madhu
RFB Communications Group	Homeowners Choice, Inc.
813.259.0345	727.213.3660
sboland@rfbcommunications.com	jmadhu@hcpci.com

Homeowners Choice Reports Profitable Second Quarter

CLEARWATER, FL – Aug 4, 2011 — Homeowners Choice, Inc. (Nasdaq:HCII), a Florida-based provider of homeowners’ insurance, today announced its results of operations for the three and six months ended June 30, 2011.

Income available to common stockholders for the second quarter of 2011 was $1,940,000, or $0.30 diluted earnings per common share, compared with $1,282,000, or $0.19 diluted earnings per common share, for the second quarter of 2010. Income available to common stockholders for the six months ended June 30, 2011 was $2,716,000, or $0.43 diluted earnings per common share, compared with $1,980,000, or $0.29 diluted earnings per common share, for the six months ended June 30, 2010. Results for 2011 include a one-time bargain purchase gain of $575,000 (net of income taxes), or $0.07 and $0.08 diluted earnings per common share for the three and six months ended June 30, 2011, respectively. The gain resulted from an investment in a marina property treated as a business acquisition for accounting purposes in which the fair value of the net assets acquired exceeded the purchase price paid.

Gross premiums earned were $31.2 million for the three months ended June 30, 2011 compared with $30.0 million for the three months ended June 30, 2010. Gross premiums earned for the six months ended June 30, 2011 were $62.1 million compared with $60.3 million for the six months ended June 30, 2010. Net premiums earned (gross premiums earned reduced by premiums ceded to reinsurance companies that cover certain of the risks from hurricanes and other catastrophes) for the second quarter of 2011 increased approximately nine percent to $17.0 million from $15.6 million in the prior year quarter. Net premiums earned for the six months ended June 30, 2011 increased approximately six percent to $33.7 million from $31.9 million for the six months ended June 30, 2010.

Losses and loss adjustment expenses (the expenses associated with investigating and settling claims) for the three months ended June 30, 2011were $10.5 million compared with $10.9 million for the three months ended June 30, 2010 and $20.9 million for the six months ended June 30, 2011 compared with $20.7 million for the six months ended June 30, 2010. Policy acquisition and other underwriting expenses for the three months ended June 30, 2011 were $2.8 million compared with $2.7 million for the three months ended June 30, 2010 and were $7.0 million for both the six months ended June 30, 2011 and June 30, 2010.

“We are pleased to report our 15th consecutive profitable quarter,” said Homeowners Choice Chief Executive Officer Paresh Patel. “We have achieved growth and consistent profitability and are now a dividend-paying company. We look forward to bigger things to come.”

Financial information is below.

Conference Call

The Company will host an earnings conference call on Thursday, Aug. 4 at 4:30 ET to discuss its second quarter 2011 results. Interested parties are invited to listen to the call live over the Internet at http://www.ir-site.com/hcpci/events.asp. The call is also available by dialing (877) 407-9210 (toll-free). International participants should instead call (201) 689-8049. Participants should dial into the conference call approximately 10 minutes before the scheduled start time. Replays of the webcast will be available until Sept. 4, 2011.

About Homeowners Choice, Inc.

Homeowners Choice, Inc. is a Florida-based insurance holding company headquartered in Tampa. Through its subsidiary corporations, Homeowners Choice provides property and casualty homeowners’ insurance, condominium owners’ insurance and tenants’ insurance. Founded in 2006, Homeowners Choice today serves approximately 59,500 policyholders throughout Florida representing approximately $130 million in annualized premiums. The company’s common shares trade on the NASDAQ Global Select Market under the ticker symbol HCII and are included in the Russell Microcap Index. Its warrants trade on the same market under the ticker symbol HCIIW. Its Series A, 7 percent cumulative convertible preferred shares trade on the NASDAQ Capital Market under the ticker symbol HCIIP. More information about Homeowners Choice, Inc. is available at www.hcpci.com.

The Homeowners Choice, Inc. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=6712

Forward-Looking Statements

This news release may contain forward-looking statements made pursuant to the Private Securities Litigation Reform Act of 1995. Words such as “anticipate,” “estimate,” “expect,” “intend,” “plan” and “project” and other similar words and expressions are intended to signify forward-looking statements. Forward-looking statements are not guarantees of future results and conditions but rather are subject to various risks and uncertainties. For example, there can be no assurance the company will continue profitability. Some of these risks and uncertainties are identified in the company’s filings with the Securities and Exchange Commission. Should any risks or uncertainties develop into actual events, these developments could have material adverse effects on the company’s business, financial condition and results of operations. Homeowners Choice, Inc. disclaims all obligations to update any forward-looking statements.

HOMEOWNERS CHOICE, INC. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(Dollars in thousands, except share amounts)

	At June 30, 2011	At December 31, 2010
	(Unaudited)
Assets

Investment in fixed maturity securities, available-for-sale, at fair value (amortized cost $23,276 and $28,456)	23,404	28,564
Equity securities, available-for-sale, at fair value	5,025	884
Time deposits	14,306	14,033

Total investments	42,735	43,481
Cash and cash equivalents	80,256	54,849
Accrued interest and dividends receivable	186	180
Premiums receivable	10,263	5,822
Assumed reinsurance balances receivable	—	26
Prepaid reinsurance premiums	8,866	17,787
Deferred policy acquisition costs	10,062	9,407
Income taxes receivable	3,033	—
Property and equipment, net	15,778	7,755
Deferred income taxes	—	584
Other assets	1,665	1,057

Total assets	$172,844	140,948

Liabilities and Stockholders’ Equity

Losses and loss adjustment expenses	24,973	22,146
Unearned premiums	70,530	65,034
Advance premiums	6,900	1,114
Deferred income taxes	1,432	—
Payable for securities purchased	3,002	—
Accrued expenses	2,848	2,385
Assumed reinsurance balances payable	51	—
Dividends payable	218	—
Income taxes payable	—	310
Other liabilities	4,857	3,330

Total liabilities	114,811	94,319

Stockholders’ equity:
7% Series A cumulative convertible preferred stock (liquidation preference $10.00 per share), no par value, 1,500,000 shares authorized, 1,247,700 shares issued and outstanding in 2011	—	—
Preferred stock (no par value 18,500,000 shares authorized, no shares issued or outstanding)	—	—
Common stock, (no par value, 40,000,000 shares authorized, 6,101,802 and 6,205,396 shares issued and outstanding in 2011 and 2010)	—	—
Additional paid-in capital	28,532	18,606
Retained earnings	29,559	28,065
Accumulated other comprehensive loss	(58)	(42)

Total stockholders’ equity	58,033	46,629

Total liabilities and stockholders’ equity	$172,844	140,948

HOMEOWNERS CHOICE, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Earnings

(Unaudited)

(Dollars in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010

Revenue

Gross premiums earned	$31,218	29,978	$62,114	60,322
Premiums ceded	(14,174)	(14,333)	(28,396)	(28,436)

Net premiums earned	17,044	15,645	33,718	31,886

Net investment income	509	569	1,073	1,100
Realized investment gains	140	505	293	505
Gain on bargain purchase	936	—	936	—
Other	1,155	692	1,813	908

Total revenue	19,784	17,411	37,833	34,399

Expenses

Losses and loss adjustment expenses	10,523	10,863	20,926	20,676
Policy acquisition and other underwriting expenses	2,780	2,668	7,043	6,960
Other operating expenses	2,660	1,886	4,787	3,583

Total expenses	15,963	15,417	32,756	31,219

Income before income taxes	3,821	1,994	5,077	3,180

Income taxes	1,520	712	1,983	1,200

Net income	$2,301	1,282	$3,094	1,980

Preferred stock dividends	(361)	—	(378)	—

Income available to common stockholders	$1,940	1,282	2,716	1,980

Basic earnings per common share	$0.32	0.21	$0.44	0.32

Diluted earnings per common share	$0.30	0.19	$0.43	0.29

Dividends per common share	$0.10	—	$0.20	—